EXHIBIT 10.11

                              SPYGLASS, INC.

                   Senior Management Retention Agreement


   Daryl Dahlberg
   Naperville Corporate Center
   1240 East Diehl Road
   Naperville, IL  60563


   Dear Daryl:


        Spyglass, Inc. (the "Company") recognizes  that, as is the  case with many publicly-held corporations, the possibility of a change  in control of  the Company  exists and  that such  possibility, and  the uncertainty and questions which it may raise among key personnel, may result in  the  departure or  distraction  of key  personnel  to  the detriment of the Company and its stockholders.

        The  Board  of  Directors  of  the  Company  (the  "Board")  has

   determined that appropriate  steps should be  taken to reinforce  and encourage the continued  employment and dedication  of the  Company's key personnel,  including  yourself,  without  distraction  from  the possibility of a change in control of the Company and related  events and circumstances.

        As inducement for and in consideration of your remaining in  its employ, the  Company  agrees that  you  shall receive  the  severance benefits set forth in this letter agreement (the "Agreement") in  the event your  employment  with  the Company  is  terminated  under  the circumstances described below  subsequent to a  Change in Control  of the Company (as defined below).

        1. Certain Definitions.

        As used herein,  the following  terms shall  have the  following respective meanings:

           1.1 "Change in Control" shall mean:
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               (a) the acquisition  by an  individual, entity  or  group

   (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities

   Exchange Act of 1934, as amended  (the "Exchange Act")) (a  "Person")

   of beneficial ownership (within the meaning of Rule 13d_3 promulgated under the  Exchange Act)  of 20%  or  more of  either (i)  the  then-

   outstanding shares of common stock  of the Company (the  "Outstanding

   Company Common Stock") or (ii) the combined voting power of the then-

   outstanding  voting  securities  of  the  Company  entitled  to  vote generally in  the election  of  directors (the  "Outstanding  Company

   Voting Securities");  provided, however,  that for  purposes of  this subsection (a),  the following  acquisitions shall  not constitute  a

   Change in Control:   (i) any acquisition  directly from the  Company,

   (ii) any acquisition  by the Company,  (iii) any  acquisition by  any employee benefit plan (or related  trust) sponsored or maintained  by the Company or any corporation controlled by the Company, or (iv) any acquisition by  any  corporation  pursuant  to  a  transaction  which complies with clauses (i), (ii) and  (iii) of subsection (c) of  this

   Section 1.1; or

               (b) individuals who, as  of the  date hereof,  constitute

   the members of the  Board (the "Incumbent  Directors") cease for  any reason to  constitute at  least a  majority of  the Board;  provided,

   however, that any  individual becoming a  director subsequent to  the date hereof  whose  election,  or  nomination  for  election  by  the

   Company's stockholders, was approved by a vote of at least a majority of the  Incumbent  Directors  shall be  deemed  to  be  an  Incumbent

   Director (except  that this  proviso clause  shall not  apply to  any individual whose initial election as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or  consents by  or on  behalf  of a  Person other  than  the

   Board); or
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               (c) the  consummation  of  a  reorganization,  merger  or

   consolidation involving the Company or a sale or other disposition of all or substantially all  of the assets of  the Company (a  "Business

   Combination"),   unless,   immediately   following   such    Business

   Combination, (i)  all or  substantially all  of the  individuals  and entities who were  the beneficial owners  of the Outstanding  Company

   Common Stock and  Outstanding Company  Voting Securities  immediately prior to  such Business  Combination  beneficially own,  directly  or indirectly, more than  60% of the  then-outstanding shares of  common stock and the  combined voting power  of the then-outstanding  voting securities entitled to vote generally  in the election of  directors,

   respectively, of  the  resulting  or acquiring  corporation  in  such

   Business Combination in substantially  the same proportions as  their ownership, immediately  prior to  such Business  Combination, of  the

   Outstanding Company  Common  Stock  and  Outstanding  Company  Voting

   Securities, respectively, (ii) no Person (excluding any resulting  or acquiring corporation in  such Business Combination  or any  employee benefit plan (or related trust) of  the Company or of such  resulting or acquiring corporation in  such Business Combination)  beneficially owns, directly or  indirectly, 30% or  more of  the then  outstanding shares of common stock of such resulting or acquiring corporation  in such Business Combination,  or of the  combined voting  power of  the then_outstanding voting securities of such corporation (except to the extent that such ownership existed prior to the Business Combination)

   and (iii) at least half of the  members of the board of directors  of the resulting or acquiring  corporation in such Business  Combination were members of the Incumbent Board  at the time of the execution  of the initial agreement, or of the  action of the Board, providing  for such Business Combination; or

               (d) approval by  the  stockholders of  the Company  of  a

   complete liquidation or dissolution of the Company.

           1.2 "Cause" shall mean:

               (a) your willful  failure to  substantially perform  your

   reasonable assigned duties as an officer  of the Company (other  than any such failure resulting from incapacity due to physical or  mental illness), which failure is not cured  within 30 days after a  written demand for substantial performance is delivered  to you by the  Board which specifically identifies the manner in which the Board  believes that you have not substantially performed your duties; or

               (b) your willful engagement  in illegal conduct or  gross

   misconduct which  is materially  and  demonstrably injurious  to  the

   Company.

        For purposes of this Section 1.2,  no act or failure to act,  on your part shall be considered "willful" unless it is done, or omitted to be done, by  you in bad faith  and without reasonable belief  that your action or omission was in the best interests of the Company.

           1.3 "Good  Reason" shall  mean the  occurrence, without  your written consent, of  any of the  following circumstances unless  such circumstance is  fully corrected  prior to  the Date  of  Termination specified in the Notice of Termination (each as defined below)  given in respect thereof  (provided that such  right of  correction by  the

   Company shall only apply to the first Notice of Termination for  Good

   Reason given by you):

               (a) the assignment to you (without your written  consent)

   of  any  duties  inconsistent  in  any  respect  with  your  position

   (including  status,  offices,  titles  and  reporting  requirements),

   authority or responsibilities in effect  as immediately prior to  the

   Change in Control, or any other  action by the Company which  results in a diminution in such position, authority or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in  bad faith and which  is remedied by the  Company promptly after receipt of written notice thereof given by you;

               (b) a reduction in your annual  base salary as in  effect

   on the date hereof or as the same may be increased from time to time;

               (c) the failure by the Company to (i) continue in  effect

   any material compensation  or benefit plan  in which you  participate immediately prior  to  the Change  in  Control, unless  an  equitable arrangement (embodied in an  ongoing substitute or alternative  plan)

   has  been  made  with  respect  to  such  plan,  (ii)  continue  your participation therein (or in such substitute or alternative plan)  on a basis not materially less favorable, both in terms of the amount of benefits provided and  the level  of your  participation relative  to other participants, as existed at the  time of the Change in  Control or (iii)  award  cash bonuses  to  you in  amounts  and in  a  manner substantially consistent with past practice in light of the Company's financial performance;

               (d) the failure  by the  Company to  continue to  provide

   you with benefits substantially similar to those enjoyed by you under any of the Company's life insurance, medical, health and accident, or disability plans in which you were  participating at the time of  the

   Change in Control,  the taking  of any  action by  the Company  which would directly or indirectly materially reduce any of such  benefits,

   or the failure by the Company to provide you with the number of  paid vacation days to  which you  are entitled on  the basis  of years  of service with  the Company  in accordance  with the  Company's  normal vacation policy in effect at the time of the Change in Control;

               (e) a change by the Company in the location at which  you

   perform your principal duties for the Company to a new location  that is both  (i)  outside  a  radius of  35  miles  from  your  principal residence at the time of the Change in Control and (ii) more than  20 miles from the location  at which you  perform your principal  duties for the  Company  at  the  time  of  the  Change  in  Control;  or  a requirement by the Company that you  travel on Company business to  a substantially greater extent than  required immediately prior to  the

   Change in Control;

               (f) the failure  of the  Company to  obtain a  reasonably

   satisfactory agreement  from any  successor to  assume and  agree  to perform this Agreement, as required by Section 5; or

               (g) a purported termination  of your employment which  is

   not effected  pursuant  to a  Notice  of Termination  satisfying  the requirements of Sections 3.2 and 6, which purported termination shall not be effective for purposes of this Agreement.

        For purposes of this Agreement, any good faith determination  of

   "Good Reason" made by  the Board shall  be conclusive, provided  that

   Incumbent Directors then comprise a majority of the Board.

           1.4     "Disability"  shall mean your absence from the  full-

   time performance of your duties with the Company for six  consecutive months as a result  of incapacity due to  mental or physical  illness which is determined to be total and permanent by a physician selected by the Company or  its insurers and acceptable  to you or your  legal representative.

        2. Term  of the Agreement.     The term  of this Agreement  (the

   "Term") shall commence on as of the date hereof and shall continue in effect through December 31, 1998; provided, however, that  commencing on January l, 1999 and each  January l thereafter, the Term shall  be automatically extended for one additional year unless, not later than

   October 31 of  the preceding calendar  year, the  Company shall  have

   given you written notice  that the Term will  not be extended.   This

   Agreement, and all rights and  obligations of the parties  hereunder,

   shall expire  upon (a)  the expiration  of the  Term if  a Change  in

   Control has not  occurred during  the Term,  (b) the  date 24  months after the date of the Change in Control, if you are still employed by the Company as of such date, or (c) the fulfillment by the Company of all of its obligations  under Section 4 if  your employment with  the

   Company terminates within 24 months following a Change in Control.

   3.   Employment Status; Termination Following Change in Control.

           3.1 Not  Employment  Contract.   You  acknowledge  that  this

   Agreement does not constitute a contract  of employment or impose  on the Company any obligation to retain you as an employee and that this

   Agreement does not  prevent you from  terminating your employment  at

   any time.   If your employment  with the Company  terminates for  any

   reason and subsequently a Change in  Control shall  occur, you  shall not be entitled to any benefits hereunder.

           3.2 Termination  of Employment.     Any termination  of  your

   employment by the  Company or  by you  within 24  months following  a

   Change  in  Control  of  the  Company   during  the  Term  shall   be

   communicated  by   written   notice  of   termination   ("Notice   of

   Termination") to the other party hereto in accordance with Section 6.

   If  such  employment  termination  is  for  Cause,  Good  Reason   or

   Disability, the Notice of Termination shall  so state.  The "Date  of

   Termination" shall mean  the effective  date of  such termination  as specified in the Notice of Termination (provided that no such  Notice of Termination shall specify an effective date less than fifteen days or more than 120  days after the date  such Notice of Termination  is delivered).

        4. Rights Upon Termination.

           4.1 Compensation.   You shall  be entitled  to the  following

   benefits if  a Change  in Control  occurs during  the Term  and  your employment with  the Company  terminates within  24 months  following such Change in Control:

               (a) Termination Without  Cause or  for Good  Reason.   If

   your employment with the Company is terminated by the Company  (other than for Cause, Disability or your  death) or by you for Good  Reason within 24 months  following a Change  in Control, then  you shall  be entitled to the following benefits:

                   (i) the Company shall  pay to you  in a  lump sum  in

   cash within 30 days  after the Date of  Termination the aggregate  of the following amounts:

                       (1)the  sum  of  (A)  your  annual  base   salary

   through the Date of  Termination, (B) the product  of (x) the  annual bonus paid or payable (including any  bonus or portion thereof  which has been earned but deferred) for the most recently completed  fiscal year and (y) a fraction, the number of which is the number of days in the current  fiscal year  through the  Date of  Termination, and  the denominator of which is  365 and (C) the  amount of any  compensation previously deferred by  you (together  with any  accrued interest  or earnings thereon) and any accrued vacation  pay, in each case to  the extent not  theretofore paid  (the sum  of the  amounts described  in clauses (A), (B),  and (C) shall  be hereinafter referred  to as  the

   "Accrued Obligations"); and

                       (2)the  amount  equal  to the  sum  of  (A)  your

   highest annual base salary during the  five-year period prior to  the

   Change in Control and (B) your highest annual bonus during the  five-

   year period prior to the Change in Control.

                   (ii)   for 12 months after your Date of  Termination,

   or such  longer  period  as may  be  provided  by the  terms  of  the appropriate plan,  program, practice  or  policy, the  Company  shall continue to provide benefits to you and your family at least equal to those which would have  been provided to you  and them in  accordance with the applicable plans, programs, practices and policies in effect on the Date of Termination  (excluding any savings and/or  retirement plans) if your employment had not been terminated; provided, however,

   that if you become reemployed with another employer and are  eligible to receive medical or other welfare benefits under another  employer-

   provided plan,  the  medical  and other  welfare  benefits  described herein shall not  be provided  to the  extent the  same are  provided under such other plan during  such applicable period of  eligibility;

   and

                   (iii)  to   the  extent  not   theretofore  paid   or

   provided, the Company shall  timely pay or provide  to you any  other amounts or benefits required to be paid or provided or which you  are eligible to receive  following your termination  of employment  under any plan, program, policy or practice or contract or agreement of the

   Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

               (b) Resignation  without  Good  Reason;  Termination  for

   Death or Disability.   If you  voluntarily terminate your  employment

   within  24  months  following  a  Change  in  Control,  excluding   a

   termination for Good Reason, or if  your employment is terminated  by reason of  your death  or Disability  within  24 months  following  a

   Change in Control, the Company  shall (i) pay you,  in a lump sum  in cash within  30  days after  the  Date of  Termination,  the  Accrued

   Obligations and (ii) timely pay or provide to you the Other Benefits.

               (c) Termination  for  Cause.    If  your  employment   is

   terminated by  the Company  for Cause  within 24  months following  a

   Change in Control, the Company  shall (i) pay you,  in a lump sum  in cash within 30  days after the  Date of Termination,  the sum of  (A)

   your annual base salary through the  Date of Termination and (B)  the amount of any compensation previously deferred  by you, in each  case to the extent not theretofore paid, and (ii) timely pay or provide to you the Other Benefits.

           4.2 Taxes.   Payments  under  this Agreement  shall  be  made

   without regard to whether the deductibility of such payments (or  any other payments to or for your benefit) would be limited or  precluded by Section 280G of the Internal Revenue Code of 1986, as amended (the

   "Code") and without  regard to whether  such payments  (or any  other payments) would  subject you  to the  federal  excise tax  levied  on certain "excise parachute payments" under  Section 4999 of the  Code;

   provided, that if the total of  all payments to or for your  benefit,

   after deduction of all federal taxes (including the tax set forth  in

   Section 4999  of  the  Code, if  applicable)  with  respect  to  such payments (the "total after-tax payments"), would be increased by  the limitation or  elimination  of  any  payment  under  this  Agreement,

   amounts payable under this Agreement shall be reduced to the  extent,

   and only to  the extent, necessary  to maximize  the total  after-tax

   payments.   The  determination  as to  whether  and  to  what  extent

   payments  under  this  agreement  are  required  to  be  reduced   in

   accordance with the  preceding sentence  shall be  made by  agreement between you and the independent public accounting firm of the Company

   (whose fees and expenses shall be  borne solely by the Company).   To

   the extent that any elimination or  reduction of payments is made  in accordance with  this  Section 4.2,  the  determination as  to  which payments shall be eliminated or reduced shall be made by you.

           4.3 Mitigation.   Except  as provided  in Section  4.1(a)(ii)

   hereof, you  shall not  be required  to mitigate  the amount  of  any payment or benefits provided for in  this Section 4 by seeking  other employment or  otherwise, nor  shall the  amount  of any  payment  or

   benefits  provided  for  in  this  Section   4  be  reduced  by   any

   compensation earned  by you  as a  result  of employment  by  another employer, by  retirement benefits  or by  offset against  any  amount claimed to be owed by you to the Company or otherwise.

           4.4 Expenses.  The Company agrees to pay as incurred, to  the full extent permitted by law, all  legal fees and expenses which  you may reasonably  incur as  a result  of any  claim or  contest by  the

   Company, you or others regarding  the validity or enforceability  of,

   or liability under, any provision of this Agreement or any  guarantee of performance thereof (including as a  result of any contest by  you regarding the  amount of  any payment  or benefits  pursuant to  this

   Agreement), plus in each case interest on any delayed payment at  the applicable Federal rate provided for in Section 7872(f)(2)(A) of  the

   Code.

        5. Successors; Binding Agreement.

           5.1 The Company  will require any  successor (whether  direct or indirect, by purchase, merger, consolidation or otherwise) to  all or substantially  all  of  the business  or  assets  of  the  Company expressly to assume and agree to  perform this Agreement to the  same extent that the Company  would be required to  perform it if no  such

   succession had taken  place.   Failure of  the Company  to obtain  an

   assumption of this Agreement at or prior to the effectiveness of  any succession shall be a breach of  this Agreement and shall  constitute

   Good Reason if you  elect to terminate  your employment, except  that for purposes of  implementing the foregoing,  the date  on which  any such succession  becomes  effective  shall  be  deemed  the  Date  of

   Termination.  As  used in this  Agreement, "Company"  shall mean  the

   Company as defined above and any successor to its business or  assets as aforesaid which assumes  and agrees to  perform this Agreement  by operation of law, or otherwise.

           5.2 This  Agreement shall  inure to  the  benefit of  and  be enforceable by  your personal  or legal  representatives,  executors,

   administrators,  successors,   heirs,  distributees,   devisees   and

   legatees.  If you should die while any amount would still be  payable to you hereunder  if you  had continued  to live,  all such  amounts,

   unless otherwise provided  herein, shall be  paid in accordance  with the terms  of  this  Agreement to  your  devisee,  legatee  or  other designee or if there is no such designee, to your estate.

        6. Notice.   All notices, instructions and other  communications

   given hereunder or in connection herewith  shall be in writing.   Any

   such notice, instruction or communication shall be sent either (i) by registered or  certified  mail,  return  receipt  requested,  postage prepaid,  or  (ii)  via  a  reputable  nationwide  overnight  courier service, in each case addressed to the Chief Executive Officer of the

   Company, at  Naperville  Corporate  Center,  1240  East  Diehl  Road,

   Naperville, Illinois 60563, and to you at the address shown above (or to such other address as either the Company or you may have furnished

   to the other in  writing in accordance herewith).   Any such  notice,

   instruction or communication shall be  deemed to have been  delivered two business days after it is  sent by registered or certified  mail,

   return receipt requested, postage prepaid, or one business day  after it is sent via a reputable nationwide overnight courier service.

        7. Miscellaneous.

           7.1 For purposes of this Agreement, your employment with  the

   Company shall not be deemed to have terminated if you continue to  be employed by a subsidiary of the Company.

           7.2 The invalidity  or unenforceability of  any provision  of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which  shall remain in full  force and effect.

           7.3 The    validity,   interpretation,    construction    and

   performance of this Agreement  shall be governed by  the laws of  the

   State of Delaware.

           7.4 No  waiver by  you  at any  time  of any  breach  of,  or compliance with, any provision of this  Agreement to be performed  by the Company shall be deemed a  waiver of that or any other  provision at any subsequent time.

           7.5 This Agreement may  be executed in counterparts, each  of which shall be deemed  to be an original  but both of which  together will constitute one and the same instrument.

           7.6 Any payments provided for hereunder shall be paid net  of any applicable  withholding required  under federal,  state or  local law.

           7.7 This Agreement  sets forth  the entire  agreement of  the parties hereto in respect of the subject matter contained herein  and supersedes all prior  agreements, promises, covenants,  arrangements,

   communications,  representations  or  warranties,  whether  oral   or

   written, by  any officer,  employee or  representative of  any  party hereto; and any prior agreement of  the parties hereto in respect  of

   the  subject  matter  contained  herein  is  hereby  terminated   and

   canceled.

        If this accurately reflects our agreement on the subject  matter hereof, kindly sign and  return to the Company  the enclosed copy  of this letter,  which  will  then  constitute  our  agreement  on  this subject.
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                                  Sincerely,

                                  SPYGLASS, INC.


                              By: /s/ Douglas P. Colbeth


   Agreed to this 7th day of July, 1999

   /s/ Daryl J. Dahlberg
        (Signature)

      Daryl J. Dahlberg
        (Print Name)